Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Michael Marchetti
Acting Chief Financial Officer
TUESDAY MORNING CORPORATION
972/934-7154

Laurey Peat
LAUREY PEAT + ASSOCIATES
214/871-8787

TUESDAY MORNING CORPORATION

ANNOUNCES SECOND QUARTER FISCAL 2008 RESULTS

DALLAS, TX – January 29, 2008 — Tuesday Morning Corporation (NASDAQ: TUES) today reported that as previously announced, net sales for the second quarter of fiscal 2008 were $308.7 million compared to $321.3 million for the quarter ended December 31, 2006, a decrease of 3.9%.  Comparable store sales decreased 7.6% for the quarter compared to the same quarter for the prior year.  The decrease in comparable store sales was comprised of a 7.2% decrease in traffic and a 0.4% decrease in average ticket.  Net income for the second quarter ended December 31, 2007 was $20.5 million or $0.50 per diluted share, compared to $23.8 million or $0.57 per diluted share during the same quarter last year.

For the six month period ended December 31, 2007, net sales were $510.3 million compared to $515.7 million for the same period ended December 31, 2006 for a decrease of 1.0%.  Comparable store sales decreased by 5.3% for the six month period compared to the same period for the prior year.  The decrease in comparable store sales was comprised of a 4.7% decrease in customer transactions and a 0.6% decrease in average ticket.  For the six month period ended December 31, 2007, net income was $21.7 million or $0.52 per diluted share compared to net income of $27.0 million or $0.65 per diluted share for the same period in the prior year.

Kathleen Mason, President and Chief Executive Officer, stated, “We are aggressively responding to the pressures of the home furnishings macro environment. We believe the flexibility of our format will enable us to continue generating positive cash flows and long term profitability.”

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Guidance for the fiscal year 2008 ending on June 30, 2008 is as follows:

•                  net sales are projected to be in the range of $920 million to $940 million;

•                  comparable store sales are projected to be in the negative low single digits; and

•                  diluted earnings per share are projected to be in the range of $0.55 to $0.62.

Tuesday Morning management will review second quarter fiscal 2008 financial results in a teleconference call on January 29, 2008 at 10:00 a.m. Eastern Time.

About Tuesday Morning

Tuesday Morning is a leading closeout retailer of upscale, decorative home accessories, housewares and famous-maker gifts in the United States. The Company opened its first store in 1974 and currently operates 831 stores in 47 states. Tuesday Morning is nationally known for bringing its more than 9.0 million loyal customers a unique treasure hunt of high-end, first quality, brand name merchandise...never seconds or irregulars...at prices well below those of department and specialty stores and catalogues.

This press release contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, estimates and projections.  Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend” and similar words, although some forward-looking statements are expressed differently.  You should carefully consider statements that contain these words because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our future results of operations, our future financial positions, and our business outlook or state other “forward-looking” information.

Reference is hereby made to “Item 1A.  Risk Factors” of the Company’s Transition Report on Form 10-KT for the six month period ended June 30, 2007 and the Company’s Quarterly Report on Form 10-Q for the three month period ended September 30, 2007 for examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements.  These risks, uncertainties and events also include, but are not limited to, the following:  uncertainties regarding our ability to open stores in new and existing markets and operate these stores on a profitable basis; conditions affecting consumer spending; inclement weather; changes in our merchandise mix; timing and type of sales events, promotional activities and other advertising; increased or new competition; loss or departure of one or more members of our senior management, as well as experienced buying and management personnel; an increase in the cost or a disruption in the flow of our products; seasonal and quarterly fluctuations; fluctuations in our comparable store results; our ability to operate information systems and implement new technologies effectively; our ability to generate strong cash flows from our operations; our ability to maintain internal control over financial reporting; and our ability to anticipate and respond in a timely manner to changing consumer demands and preferences.  The forward-looking statements made in this press release relate only to events as of the date on which the statements were made.  We undertake no obligations to update our forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

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Tuesday Morning Corporation

Consolidated Statement of Income

(In thousands, except per share data)

	Three Months Ended Dec. 31,		Six Months Ended Dec. 31,
	2007	2006	2007	2006
	(unaudited)		(unaudited)

Net Sales	$308,687	$321,266	$510,344	$515,679
Cost of sales	193,783	199,683	319,731	321,030
Gross profit	114,904	121,583	190,613	194,649

Selling, general and administrative expenses	80,664	84,327	153,208	151,670

Operating income	34,240	37,256	37,405	42,979

Other income (expense):
Interest expense	(1,420)	(753)	(3,106)	(1,545)
Interest income	152	52	153	57
Other income (expense), net	195	449	572	623
Other income (expense)	(1,073)	(252)	(2,381)	(865)

Income before income taxes	33,167	37,004	35,024	42,114

Income tax expense	12,633	13,177	13,334	15,124

Net income	$20,534	$23,827	$21,690	$26,990

Earnings Per Share:
Net income per common share:
Basic	$0.50	$0.58	$0.52	$0.65
Diluted	$0.50	$0.57	$0.52	$0.65

Weighted average number of common shares:
Basic	41,441	41,416	41,437	41,392
Diluted	41,451	41,648	41,456	41,647

Tuesday Morning Corporation (continued)

Consolidated Balance Sheets

(in thousands)

	Dec. 31,	Dec. 31,	June 30,
	2007	2006	2007
	(unaudited)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$11,993	$49,633	$10,303
Inventories	259,299	242,674	288,791
Prepaid expenses and other assets	6,668	5,617	5,954
Deferred income taxes	505	3,162	1,211
Total current assets	278,465	301,086	306,259

Property and Equipment, net	80,792	86,397	83,776

Other long-term assets:
Deferred financing costs	603	514	704
Other assets	3,601	5,137	3,582

Total Assets	$363,461	$393,134	$394,321

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$—	$—	$26,500
Accounts payable	59,601	88,514	82,453
Accrued liabilities	36,223	35,934	31,223
Deferred income taxes	—	—	—
Income taxes payable	15,408	15,543	712
Total current liabilities	111,232	139,991	140,888

Revolving credit facility, excl. current portion	7,000	—	30,000
Deferred rent	4,390	4,618	4,534
Deferred income taxes	1,922	4,648	3,459
Total Liabilities	124,544	149,257	178,881

Stockholders’ equity	238,917	243,877	215,440
Total Liabilities and Stockholders’ Equity	$363,461	$393,134	$394,321

Tuesday Morning Corporation (continued)

Consolidated Statement of Cash Flows

(in thousands)

	Six Months Ended Dec. 31,
	2007	2006
	(unaudited)
Net cash flows from operating activities:
Net income	$21,690	$26,990
Adjustments to reconcile net income to net cash (used in) operating activities:
Depreciation and amortization	8,854	8,636
Amortization of deferred compensation on restricted stock	87	—
Amortization of financing fees	101	85
Deferred income taxes	(831)	290
Loss on disposal of fixed assets	236	120
Stock compensation expense	1,941	2,411
Other non-cash charges	35	(17)
Net change in operating assets and liabilities	31,498	34,045

Net cash provided by operating activities	63,611	72,560

Net cash flows from investing activities:
Capital expenditures	(6,100)	(8,285)

Net cash used in investing activities	(6,100)	(8,285)

Net cash flows from financing activities:
Borrowings-revolving credit facility	118,500	107,500
Repayments-revolving credit facility	(168,000)	(128,500)
Change in cash overdraft	(6,297)	—
Proceeds from exercise of common stock options and stock purchase plan purchases	(24)	529
Other	—	63

Net cash used in financing activities	(55,821)	(20,408)

Net decrease in cash and cash equivalents	1,690	43,867

Cash and cash equivalents, beginning of period	10,303	5,766

Cash and cash equivalents, end of period	$11,993	$49,633